Exhibit 10.59

ING AMERICAS

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AS AMENDED AND RESTATED

EFFECTIVE AS OF DECEMBER 31, 2011

ING AMERICAS

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AS AMENDED AND RESTATED

EFFECTIVE AS OF DECEMBER 31, 2011

SECTION 1

PURPOSE

ING North America Insurance Corporation (“Company”) has adopted this Supplemental Executive Retirement Plan (“Plan”) effective as of January 1, 2002 to provide to certain highly compensated and management employees who are participants in the ING Americas Retirement Plan those retirement benefits that cannot be paid from the ING Americas Retirement Plan as a result of the limitations imposed by Sections 401(a)(17) or 415 of the Internal Revenue Code.

Effective as of January 1, 2005 the Plan was amended and restated to reflect the provisions of Code Section 409A, the Treasury Regulations issued thereunder, and the transition rules contained in Notice 2005-1 and subsequent Notices and releases. The Plan was amended by a first and second amendment with effective dates prior to December 31, 2011.

Effective as of December 31, 2011, the Plan is amended and restated to reflect the change in the pension formula to a cash balance pension formula under the ING Americas Retirement Plan.

SECTION 2

DEFINITIONS

Wherever used in this Plan, the following capitalized terms or phrases will have the meaning set forth below:

2.1 AFS SERP. The term “AFS SERP” means the Supplemental ING Retirement Plan for Aetna Financial Services and Aetna International Employees as in effect immediately before its merger into this Plan.

2.2 Cash Balance Transition Participant. The term “Cash Balance Transition Participant” means a Participant who has an accrued benefit under the Retirement Plan attributable to service both before January 1, 2012, and after December 31, 2011.

2.3 Code. The term “Code” means the Internal Revenue Code of 1986, as amended from time to time. A reference to a particular section of the Code shall also include the regulations promulgated under such section.

2.4 Company. The term “Company” means ING North America Insurance Corporation and any successor thereto.

2.5 Employer. The term “Employer” means the Company or any affiliate of the Company that is a participating employer in the Retirement Plan.

2.6 ERISA. The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. A reference to a particular section of ERISA shall also include the regulations promulgated under such section.

2.7 Participant. The term “Participant” means each employee of an Employer who is a participant in the Retirement Plan and has been designated by the Company to participate in the Plan and whose benefit in the Retirement Plan is limited by Code Sections 401(a)(17) or 415 or whose compensation under the Retirement Plan is reduced due to the deferral of compensation to an Employer’s non-qualified deferred compensation plan.

2.8 Plan. The term “Plan” means this ING Americas Supplemental Executive Retirement Plan, as amended and in effect from time to time.

2.9 Plan Administrator. The term “Plan Administrator” means the Company.

2.10 Post-CB SERP Benefit. The term “Post-CB SERP Benefit” means the following:

(a) In the case of a Cash Balance Transition Participant, that portion of his or her SERP Benefit, if any, that is attributable to services rendered after 2013; except that, in the case of a Cash Balance Transition Participant who enters the Cash Balance Pension Formula under the Retirement Plan during the period from January 1, 2012 to December 31, 2013, as a result of his or her being rehired by an Employer following a period of absence from employment, his or her Post-CB SERP Benefit means that portion of his or her SERP Benefit, if any, that is attributable to services rendered after such rehire.

(b) In the case of a Participant who first accrues a Retirement Benefit under the Retirement Plan after December 31, 2011, his or her entire SERP Benefit.

2.11 Pre-CB SERP Benefit. The term “Pre-CB SERP Benefit” means the following:

(a) In the case of a Cash Balance Transition Participant, that portion of his or her SERP Benefit that is attributable to services rendered prior to 2014; except that, in the case of a Cash Balance Transition Participant who enters the Cash Balance Pension Formula under the Retirement Plan during the period from January 1, 2012 to December 31, 2013, as a result of his or her being rehired by an Employer following a period of absence from employment, his or her Pre-CB SERP Benefit means that portion of his or her SERP Benefit, if any, that is attributable to services rendered through his or her earlier termination of employment. The portion of a Participant’s SERP Benefit that is attributable to services rendered through or prior to a given date will equal the SERP Benefit that would be payable to the Participant as if his or her employment with the Employer had ended on such date.

(b) In the case of Participant who accrues no additional Retirement Benefit under the Retirement Plan after December 31, 2011, his or her entire SERP Benefit.

2.12 Retirement Benefit. The term “Retirement Benefit” means the Participant’s accrued benefit under the Retirement Plan.

2.13 Retirement Plan. The term “Retirement Plan” means the ING Americas Retirement Plan, as amended and in effect from time to time.

2.14 Separation from Service. The term “Separation from Service” means a separation from service as defined in Treas. Reg. Section 1.409A-1(h).

2.15 SERP Benefit. The term “SERP Benefit” means the defined benefit described in Section 3.1. In no event shall a Participant derive a benefit under another supplemental executive retirement plan other than the SERP Benefit payable to a Participant under the terms of the Plan.

2.16 SERP Preretirement Death Benefit. The term “SERP Preretirement Death Benefit” means the benefit described in Section 4.1.

2.17 Specified Employee. The term “Specified Employee” means those individuals who are key employees (within the meaning of Code Section 416(i)(1)) and are identified pursuant to the procedures established by the Company for the purposes of this Plan, which procedures shall treat as Specified Employees for any 12-consecutive-calendar month period beginning each April 1, the 50 most highly compensated officers of the Company and its affiliates based on compensation paid from the U.S. payroll for the calendar year immediately preceding the relevant April 1.

2.18 Terminated Participant. The term “Terminated Participant” means a Participant (a) who has a Separation from Service on or before November 1, 2008, (b) who accrued a benefit under the Plan, or became Vested in his or her benefit under the Plan, after December 31, 2004, and (c) whose SERP Benefit under the Plan has not commenced as of November 1, 2008.

2.19 Vested. The term “Vested” means that a Participant has a nonforfeitable right to his or her SERP Benefit. Subject to Section 5 of this Plan, a Participant will become Vested when he or she becomes vested in his or her Retirement Benefit in accordance with the terms of the Retirement Plan.

SECTION 3

SERP BENEFIT

3.1 SERP Benefit. A Participant who is Vested will be entitled to a SERP Benefit, equal to (a) minus (b) below:

(a) The Participant’s Retirement Benefit taking into account any applicable reductions under the Retirement Plan including, without limitation, for early commencement, form of benefit payments under other plans or programs, but determined:

(i) by adding back to the Participant’s compensation under the Retirement Plan any deferrals against compensation elected by the Participant under any Employer’s non-qualified deferred compensation plan;

(ii) by including in the Participant’s compensation under the Retirement Plan (A) the portion of his or her bonus that would have been paid to him or her in cash under the Employer’s Incentive Compensation Plan but was instead paid in the form of restricted stock units, and (B) effective January 1, 2011, the portion of his or her bonus that would have been paid to him or her in cash under the ING Insurance US Long Term Sustainable Performance Plan but was instead paid in the form of deferred shares;

(iii) by disregarding the compensation limits of Code Section 401(a)(17); provided however, that effective January 1, 2005, the maximum amount of compensation that will be taken into account on behalf of a Participant for any year for purposes of calculating his or her Retirement Benefit under this Section 3.1(a) will be limited to three (3) times the Code Section 401(a)(17) compensation limit in effect for the year, except that this maximum will not apply to any employee who was employed with an Employer on January 1, 2005, and who had attained more than age 55 on January 1, 2005;

(iv) by disregarding the benefit limits of Code Section 415; and

(v) by taking into account any compensation or service adjustments that may be approved at the sole discretion of the Company.

(b) The Participant’s actual Retirement Benefit paid from the Retirement Plan.

A Cash Balance Transition Participant will have a Pre-CB SERP Benefit, and also may have a Post-CB SERP Benefit if he or she continues to accrue a benefit under the Retirement Plan after 2013 (or after his or her date of rehire by an Employer if rehire occurs during the period from January 1, 2012 to December 31, 2013). Once the SERP Benefit begins, it will not be adjusted or recalculated as a result of future changes to the limitations of Code Sections 401(a)(17) and 415.

3.2 Timing of Payment. The SERP Benefit will be paid to Participants as follows:

(a) Participant Who Ceased Benefit Accruals Before January 1, 2005. In the case of a Participant who accrued no additional SERP Benefit after December 31, 2004, subject to Section 3.5, his or her SERP Benefit will be paid as of the same date, in the same benefit payment form and to the same person as the Participant’s Retirement Benefit under the Retirement Plan. The SERP Benefit will continue to be paid after the Participant’s death to the same person, in the same form and to the same extent as the Retirement Benefit is payable from the Retirement Plan after the Participant’s death.

(b) Participant Before January 1, 2009. In the case of a Participant who is not described in Section 3.2(a) and who became a Participant in the Plan before January 1, 2009, his or her SERP Benefit shall be paid as follows:

(i) With respect to his or her Pre-CB SERP Benefit, he or she shall elect, using the form provided by the Plan Administrator, the timing of the distribution of such benefit from the Plan. If such Participant fails to make an election on or before December 31, 2008, his or her Pre-CB SERP Benefit shall be distributed as soon as administratively practicable, but in no event later than two and one-half (2 1/2) months, following the later of:

(A) the first day of the month following the month in which the Participant attains age fifty-five (55); or

(B) the first day of the month following the month in which the Participant has a Separation from Service;

subject to delayed payment under Section 3.7 in the case of a Specified Employee.

(ii) With respect to his or her Post-CB SERP Benefit, if any, such benefit shall be paid as soon as administratively practicable, but in no event later than two and one-half (2 1/2) months, following the first day of the month following the month in which the Participant has a Separation from Service, subject to delayed payment under Section 3.7 in the case of a Specified Employee.

(c) Participant On or After January 1, 2009. In the case of a Participant who becomes a Participant in the Plan on or after January 1, 2009, his or her SERP Benefit shall be paid as follows:

(i) With respect to his or her Pre-CB SERP Benefit, such benefit shall be paid as soon as administratively practicable, but in no event later than two and one-half (2 1/2) months, following the later of:

(A) the first day of the month following the month in which the Participant attains age fifty-five (55); or

(B) the first day of the month following the month in which the Participant has a Separation from Service;

subject to delayed payment under Section 3.7 in the case of a Specified Employee.

(ii) With respect to his or her Post-CB SERP Benefit, if any, such benefit shall be paid as soon as administratively practicable, but in no event later than two and one-half (2 1/2) months, following the first day of the month following the month in which the Participant has a Separation from Service, subject to delayed payment under Section 3.7 in the case of a Specified Employee.

(d) Terminated Participant. A Terminated Participant shall elect, using the form provided by the Plan Administrator, the timing of the distribution of his or her Pre-CB SERP Benefit from the Plan. If such Terminated Participant fails to make a distribution timing election on or before December 31, 2008, his or her Pre-CB SERP Benefit shall be distributed as soon as administratively practicable, but in no event later than two and one-half (2 1/2) months, following the first day of the month following the month in which such Terminated Participant attains age sixty-five (65).

3.3 One-Time Irrevocable Election to Change Timing of Payment. A Participant, other than a Terminated Participant, may make a one-time irrevocable election to change the timing of distribution of either or both of his or her Pre-CB SERP Benefit and Post-CB SERP Benefit, by submitting to the Plan Administrator, using the form required, an election specifying a revised distribution date; provided, however, that such election form is submitted to the Plan Administrator at least one year and one day prior to the distribution date as most recently in effect and that the revised distribution date is no less than five (5) calendar years from the distribution date as most recently in effect. The revised election will be effective twelve (12) months following the date the election change is submitted to the Plan Administrator, and will be invalid if the currently established distribution date falls within such twelve (12) month period. If a Participant’s election for a revised distribution date is invalid or ineffective for any reason, the distribution date established in Section 3.2(b) or Section 3.2(c), as applicable, shall apply and govern the distribution. A Terminated Participant is not eligible to make an election to change the timing of the distribution of his or her Pre-CB SERP Benefit from the Plan other than pursuant to the election made in accordance with Section 3.2(d).

3.4 Form of Payment. A Participant or Terminated Participant shall elect, at least thirty (30) days prior to his or her distribution date with respect to his or her Pre-CB SERP Benefit, using the form required by the Plan Administrator, the form of annuity in which his or her Pre-CB SERP Benefit shall be distributed. Further, an active employee of the Employer who became a Participant in the Plan before January 1, 2009 who was eligible for and wished to receive a portion of his or her Pre-CB SERP Benefit as a single lump-sum payment must have made an election to receive such lump-sum payment before January 1, 2009. A Terminated Participant who was eligible for and wished to receive a portion of his or her Pre-CB SERP Benefit as a single lump-sum payment on his or her SERP Benefit distribution date must have made such election before January 1, 2009. If a Participant or Terminated Participant fails to make a timely election or his or her election is invalid or ineffective for any reason, the Participant’s or Terminated Participant’s Pre-CB SERP Benefit will be distributed in the form of a single life annuity.

A Participant’s Post-CB SERP Benefit shall be paid in a lump-sum payment, and the Participant is not allowed any election as to the form of payment with respect to his or her Post-CB SERP Benefit.

Upon the death of the Participant or Terminated Participant, the SERP Benefit will be paid or continue to be paid in accordance with the form of distribution election made by the Participant or Terminated Participant, if any, pursuant to this Section 3.4.

3.5 AFS SERP Benefit. Notwithstanding the foregoing, for each Participant who was a Participant in the AFS SERP, the portion of his or her Pre-CB SERP Benefit attributable to his or her benefit under the AFS SERP determined as of December 31, 2001, will be paid in accordance with the form and timing elections for the SERP Benefit made by a Participant or Terminated Participant pursuant to Sections 3.2, 3.3 and 3.4 of this Plan.

3.6 No Acceleration of Payment. A Participant shall not be permitted to accelerate his or her SERP Benefit payable under this Plan; provided, however, that if the Plan Administrator so determines, in its sole and absolute discretion, that such acceleration is permitted under Code Section 409A, then such acceleration may be permitted.

3.7 Payments to Specified Employees. Notwithstanding any provision of this Plan to the contrary, payments to a Specified Employee shall not be made until the expiration of six (6) calendar months from his or her Separation from Service.

SECTION 4

SERP PRERETIREMENT DEATH BENEFIT

4.1 SERP Preretirement Death Benefit. Upon the death of a Participant after becoming Vested, but before commencement of the SERP Benefit, such Participant’s surviving spouse, domestic partner or other beneficiary, who is entitled to receive a preretirement death benefit under the Retirement Plan attributable to the Participant’s Retirement Benefit, shall be entitled to receive a SERP Preretirement Death Benefit from this Plan equal to (a) minus (b) below:

(a) The benefit that would be payable to such beneficiary from the Retirement Plan without taking into account the limitations of Code Sections 401(a)(17) and 415.

(b) The actual benefit payable to such beneficiary from the Retirement Plan.

4.2 Payment. The SERP Preretirement Death Benefit will be paid as follows:

(a) With respect to a SERP Preretirement Death Benefit attributable to a Participant’s Pre-CB SERP Benefit, such benefit shall commence on the earliest date on which payment of the survivor benefit under the Retirement Plan could have commenced, and shall be paid in the form of a single life annuity for the life of the Participant’s beneficiary under the Retirement Plan.

(b) With respect to a SERP Preretirement Death Benefit attributable to a Participant’s Post-CB SERP Benefit, such benefit shall be paid in a lump-sum payment to the Participant’s beneficiary under the Retirement Plan as soon as administratively practicable, but in no event later than two and one-half (2 1/2) months, following the first day of the month following the month of the Participant’s death.

4.3 AFS SERP Death Benefit. Notwithstanding the foregoing, for each Participant who was a Participant in the AFS SERP, the portion of his or her SERP Preretirement Death Benefit attributable to his or her benefit under the AFS SERP determined as of December 31, 2001, will be paid at the same time, in the same form and to the same person as the benefit would have been paid under AFS SERP as in effect immediately before its merger into this Plan, taking into account any subsequent elections made by the Participant consistent with the AFS SERP.

SECTION 5

FORFEITURE OF BENEFITS

Anything herein to the contrary notwithstanding, if a Participant who is receiving or may be entitled to receive, a benefit hereunder engages in competition with the Company (without prior written authorization given by the Board of Directors of the

Company) or is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company, payments thereafter payable hereunder to such Participant or such Participant’s beneficiary will, at the sole discretion of the Plan Administrator, be forfeited and none of the Company, another Employer nor this Plan will have any further obligation hereunder to such Participant or his or her beneficiary.

SECTION 6

SOURCE OF BENEFIT PAYMENTS

All benefits payable under this Plan shall be paid by the Employer from its general assets except to the extent they are paid from the assets of a grantor trust established by the Employer to pay these benefits. No person shall have any right or interest or claim whatsoever to the payment of a benefit under this Plan from any person whomsoever other than the Employer, and no Participant or beneficiary shall have any right or interest whatsoever to the payment of a benefit under this Plan which is superior in any manner to the right of any other general and unsecured creditor of such Employer.

SECTION 7

NOT A CONTRACT OF EMPLOYMENT

Participation in this Plan does not grant to any Participant the right to remain an employee of the Company or another Employer for any specific term of employment or in any specific capacity or at any specific rate of compensation. A Participant shall, at all times, remain an “at will” employee of the Employer.

SECTION 8

NO ALIENATION OR ASSIGNMENT

A Participant or a beneficiary under this Plan shall have no right or power to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of any benefit otherwise payable under this Plan, and the Company or the applicable Employer shall have the right to suspend temporarily or terminate permanently the payment of benefits to, or on behalf of, any Participant or beneficiary who attempts to do so.

SECTION 9

ERISA

The Company intends that this Plan come within the various exceptions and exemptions to ERISA for an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and any ambiguities in this Plan shall be construed to effect that intent.

SECTION 10

COMPLIANCE WITH CODE SECTION 409A

The Plan is intended to comply with the provisions of Code Section 409A. The Plan Administrator retains the discretion to interpret and administer the Plan in such a way as to ensure compliance with Code Section 409A irrespective of any election or direction provided by a Participant.

SECTION 11

ADMINISTRATION, AMENDMENT AND TERMINATION

The Plan shall be administered by the Plan Administrator.

The Plan Administrator shall have all the powers necessary or appropriate to carry out the provisions of tile Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan’s business.

The Plan Administrator shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit.

The Plan Administrator or anyone appointed by the Plan Administrator, shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.

All findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan and shall be given the maximum possible deference allowed by law.

The Plan Administrator shall have the right to amend this Plan from time to time in any respect whatsoever and to terminate this Plan at any time; provided, however, that any such amendment or termination shall not he applied retroactively to deprive a Participant of benefits accrued under this Plan to the date of such amendment or termination.

SECTION 12

EXPENSES

All expenses incurred in the administration of the Plan shall be paid by the Employers from their general assets except to the extent they are paid from the assets of a grantor trust established by an Employer to pay benefits under this Plan.

SECTION 13

TAXES

An Employer or the trustee under any grantor trust established to pay benefits may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employer or trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and that may be assessed with regard to the payment.

SECTION 14

CLAIMS PROCEDURE

Any claim for a benefit under this Plan shall be filed and resolved in accordance with the claims procedure provided under the Retirement Plan which is hereby incorporated in this Plan by reference.

SECTION 15

CONSTRUCTION

This Plan shall be construed in accordance with the Code, ERISA and the laws of the State of Georgia, and the singular the plural wherever appropriate.

ING NORTH AMERICA INSURANCE CORPORATION

By:	/s/ William Delahanty

Title:	SVP, Compensation & Benefits

Date:	1/27/12